UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2007

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in U.S. Concrete’s Current Report on Form 8-K filed on March 1, 2007, Eugene P. Martineau, U.S. Concrete’s Chief Executive Officer and President and a member of its Board of Directors, stepped down from each of his officer and director positions with the Company on May 24, 2007, and the Company announced that its Board of Directors has appointed Michael W. Harlan as its new President and Chief Executive Officer. Mr. Harlan, age 46, served as the Company’s Executive Vice President and Chief Financial Officer since April 2003, and is currently a member of the Company’s Board of Directors. In addition, Mr. Harlan served as the Company’s Senior Vice President and Chief Financial Officer from its initial public offering in 1998 through November 2004. Prior to joining the Company, Mr. Harlan held various senior executive management positions with several publicly traded companies. In addition, he currently serves on the Board of Directors of Waste Connections, Inc., where he is Chairman of the Audit Committee, and also serves on the Board of Directors of the National Ready Mixed Concrete Association (“NRMCA”).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated May 24, 2007, announcing the appointment of Michael W. Harlan as President and Chief Executive Officer.

SIGNATURE

U.S. CONCRETE, INC.

Date: May 29, 2007	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Descripion
99.1	Press Release dated May 24, 2007, announcing the appointment of Michael W. Harlan as President and Chief Executive Officer.